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                                                                      Exhibit 11
                                                            --------------------

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

                         REGENERON PHARMACEUTICALS, INC.
                   STATEMENT OF COMPUTATION OF LOSS PER SHARE
              for the years ended December 31, 1996, 1995 and 1994

                                                1996           1995            1994
                                           ----------------------------------------------
Primary:

Net loss                                    ($32,423,778)   ($23,507,274)  ($30,654,740)
                                           ==============================================

Weighted average number
of Class A and common shares
outstanding during the period                 24,463,516      19,768,466     18,866,993
                                           ==============================================
Net loss per share                                ($1.33)         ($1.19)        ($1.62)
                                           ==============================================




Fully diluted:
Net loss                                    ($32,423,778)   ($23,507,274)  ($30,654,740)
                                           ==============================================

Weighted average number
of Class A and common shares
outstanding during the period                 24,463,516      19,768,466     18,866,993

Shares issuable upon exercise of options       2,963,450       2,413,147        480,781

Shares assumed to be repurchased under
the treasury stock method                     (1,270,915)       (980,997)      (288,146)
                                           ----------------------------------------------

                                              26,156,051      21,200,616     19,059,628
                                           ==============================================

Net loss per share                                ($1.24)         ($1.11)        ($1.61)
                                           ==============================================

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